Exhibit 99.06
Page 1

Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended September
	As Reported				Adjusted[1]
	2019	2018	Change	Weather Adjusted Change	2018	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	56,703	59,501	(4.7)%		55,898	1.4%

Total Retail Sales-	43,090	46,195	(6.7)%	(9.6)%	42,789	0.7%	(2.4)%
Residential	15,368	16,458	(6.6)%	(12.4)%	14,717	4.4%	(1.9)%
Commercial	14,404	15,445	(6.7)%	(9.4)%	14,298	0.7%	(2.1)%
Industrial	13,133	14,097	(6.8)%	(6.8)%	13,585	(3.3)%	(3.3)%
Other	185	195	(5.4)%	(5.7)%	189	(2.2)%	(2.4)%

Total Wholesale Sales	13,613	13,306	2.3%	N/A	13,109	3.8%	N/A

	Year-to-Date September
	As Reported				Adjusted[1]
	2019	2018	Change	Weather Adjusted Change	2018	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	150,303	162,605	(7.6)%		153,409	(2.0)%

Total Retail Sales-	114,207	124,209	(8.1)%	(8.5)%	115,520	(1.1)%	(1.7)%
Residential	37,790	42,115	(10.3)%	(11.0)%	37,789	—%	(0.9)%
Commercial	37,776	41,105	(8.1)%	(8.8)%	38,112	(0.9)%	(1.7)%
Industrial	38,084	40,392	(5.7)%	(5.7)%	39,043	(2.5)%	(2.5)%
Other	557	597	(6.7)%	(6.6)%	576	(3.3)%	(3.2)%

Total Wholesale Sales	36,096	38,396	(6.0)%	N/A	37,889	(4.7)%	N/A

Notes

(1) Kilowatt-hour sales comparisons to the prior year were significantly impacted by the disposition of Gulf Power Company on January 1, 2019. These 2018 kilowatt-hour sales and changes exclude Gulf Power Company.

Exhibit 99.06

Southern Company
Customers
(In Thousands of Customers)

	Period Ended September
	2019	2018	Change
Regulated Utility Customers-
Total Utility Customers-	8,462	8,856	(4.4)%
Total Traditional Electric[1]	4,254	4,679	(9.1)%
Southern Company Gas	4,208	4,177	0.7%

Notes

(1) Includes approximately 467,000 customers at September 30, 2018 related to Gulf Power Company, which was sold on January 1, 2019.